EXHIBIT 10.1

Seratosa Inc. and SSWA Sofware Ltd.

SOFTWARE LICENSE AGREEMENT

May 15, 2014

SERATOSA Inc., a Delaware corporation, (“Seratosa”) and SSWA Software Ltd., a corporation organized and existing under the laws of HKSAR Hong Kong (“SSWA”) have agreed to establish this SOFTWARE LICENSE AGREEMENT in order to provide Seratosa with exclusive rights to deploy, utilize, and market SSWA’s network and platform (hereinafter "the Technology").

SSWA owns and/or has rights to certain computer software programs, known collectively as the SSWA Network and Platform (“the Technology”) that are useful in creating, managing and coordinating e-commerce channels and transactions.

1.     SCOPE OF LICENSE

         1.1 LICENSE GRANT.  License to SSWA’s Technology: SSWA grants Seratosa a ten (10) year Sole and Exclusive License, with a five (5) year option to deploy, utilize, market and sell the SSWA network and platform.  Seratosa will remain the only source that can sell SSWA Technology in Territory during this exclusive license.

1.2 TERRITORY.  The Territory of the license shall WORLDWIDE.

1.3 ASSIGNMENT. SSWA will not have the right to assign the License to any other party.

2.     APPOINTMENT AS SOLE AND EXCLUSIVE LICENSEE WORLDWIDE.

         2.1 APPOINTMENT.  SSWA hereby appoints Seratosa, effective during the License Term, as SSWA's distributor of the Licensed Software for use worldwide. The appointment shall be for a Sole and Exclusive License worldwide.

         2.2 LICENSE FEES AND REQUIREMENTS.  In return for the Sole and Exclusive License granted above, Seratosa agrees to provide the following to SSWA:

(a) A one time, up-front License Fee of 10,000,000 shares of common stock of Seratosa to SSWA, payable upon signing of the SOFTWARE LICENSE AGREEMENT.

(b) In addition to the above fees, Seratosa will pay SSWA a 3% transaction fee on the gross commercial sales of all goods and services sold through the SSWA Technology deployed by Seratosa worldwide.

3.       MARKETING AND SUPPORT OBLIGATIONS

         3.1 SERATOSA MARKETING AND SALES EFFORTS. Seratosa shall use best efforts to promote and market the Licensed Software to Retailers and Suppliers in order to maximize the licensing and distribution of the Licensed Software to Retailers and Suppliers worldwide. Such marketing efforts shall include, without limitation: establishment of a marketing and sales team dedicated exclusively to promoting and distributing the Licensed Software; advertising the Licensed Software in a commercially appropriate and reasonable manner; and promoting the Licensed Software at seminars, trade shows and conferences. Seratosa agrees further that its marketing and advertising efforts with respect to the Licensed Software will be of the highest quality, and shall preserve the professional image and reputation of SSWA and the Licensed Software.

4.       PREPARATION OF LOCALIZED VERSIONS

4.1 PREPARATION OF LOCALIZED VERSIONS. Seratosa shall be responsible for utilizing the Localization Source Code to prepare Localized Versions of the Licensed Software and of any new version thereof in accordance with a schedule to be agreed upon for each such new version.

4.2 RESPONSIBILITY FOR QUALITY ASSURANCE. Seratosa shall have exclusive responsibility for the development, packaging and quality assurance of Localized Versions.

5.       INSTALLATION, TRAINING, TECHNICAL SUPPORT AND MAINTENANCE

5.1 INSTALLATION AND TRAINING. Seratosa shall be responsible for conducting all activities required to install the Licensed Software at Retailers and Suppliers and for providing training to the Retailers and Suppliers. Seratosa shall also conduct the training related activities for such Retailers and Suppliers, at such Retailers and Suppliers' request, and charge a reasonable fee to such Retailers and Suppliers for such training. All such installation and training shall be conducted with the highest level of professionalism and quality.

         5.2 TECHNICAL SUPPORT AND MAINTENANCE. Seratosa shall be responsible for providing Technical Support with respect to technical questions, support problems, and Error evaluation and correction to all Retailers and Suppliers of Licensed Software who have entered into the Software Maintenance Agreement with Seratosa.

         5.3 SOFTWARE MAINTENANCE AND SUPPORT SERVICES. Software Maintenance and Support Services shall be provided under Seratosa's Software Maintenance and Support Services policies in effect on the date the Software Maintenance and Support Services is ordered. Seratosa is hereby authorized to distribute any and all Error corrections and Updates to all of its Retailers and Suppliers customers and sub-licensees.

6.       WARRANTIES

         6.1 SERATOSA WARRANTY. Seratosa warrants that it maintains the facilities, resources and experienced personnel necessary to market and distribute Licensed Software and to perform the necessary installation, training and maintenance services related to such Licensed Software and otherwise to fulfill its obligations under this Agreement and that it is not precluded by any existing arrangement, contractual or otherwise, from entering into this Agreement.

         6.2 SERATOA FINANCIAL INDEMNITY. Seratosa will indemnify SSWA for, and hold SSWA harmless from, any loss, expense, damages, claims, demands, or liability arising from any claim, suit, action or demand resulting from: (a) the negligence, error, omission or willful misconduct of Seratosa or its representatives or sub-licensees; (b) the breach of any terms of this Agreement; or (c) Seratosa's non-

compliance with applicable laws and regulations.

         6.3 SSWA WARRANTY. SSWA warrants and covenants that it has and will during the License Term take all actions reasonably necessary and appropriate to maintain the right to grant Seratosa to use, reproduce, or sublicense the Licensed Software under this Agreement.

7.       COVENANTS AND RESTRICTIONS REGARDING LICENSED SOFTWARE

         7.1 PROHIBITION ON DECOMPILING. Seratosa acknowledges that the Licensed Software contains the valuable information of SSWA, and Seratosa agrees not to cause or permit the modification, reverse engineering, translation, disassembly, or decompilation of, or otherwise to attempt to derive the source code of the Licensed Software, whether in whole or in part.

         7.2 PROPRIETARY NOTICES. In order to protect SSWA's copyright and other ownership interests in the Licensed Software, Seratosa agrees that as a condition of its rights hereunder, each copy of the Licensed Software and related documentation reproduced by or on behalf of Seratosa shall contain the same proprietary notices on the media, within the code and on the Documentation which appear on the media or within the code of the Licensed Software or on the Documentation delivered by SSWA to Seratosa.

8.       SOURCE CODE.

8.1 SOURCE CODE TRANSFER. SSWA has placed, or will place within thirty (30) days of the commencement of the License Term, documented and working order copies of the source code of the User Programs and Server Programs under the control of Seratosa.

8.2 PROTECTION OF SOURCE CODE. Seratosa will protect the Licensed Software source code with the same care and using the precautions which it uses to protect its own source code. Seratosa will limit access to the Licensed Software source code to its employees with a need to know which have agreed in writing to maintain the confidentiality of such source code.

9.       OWNERSHIP AND PROPRIETARY RIGHTS.

9.1 OWNERSHIP. SSWA shall retain all title, copyright and other proprietary rights in and to the Licensed Software. Seratosa does not acquire any rights, express or implied, in the Licensed Software, other than those specified in this Agreement. In the event that Seratosa makes suggestions to SSWA regarding new features, functionality or performance that SSWA adopts for the Licensed Software, such new features, functionality or performance shall become the sole and exclusive property of SSWA.

         9.2 ASSIGNMENT OF RIGHTS IN LOCALIZATIONS. Seratosa hereby assigns to SSWA any and all right and title, including without limitation copyright, it may have in Localized Versions of the Licensed Software, the Documentation, on-line help and the Training Materials as prepared by Seratosa hereunder, including but not limited to any previous work performed by Seratosa.

         9.3 SSWA'S RIGHTS IN FUTURE DEVELOPMENT WORKS. Seratosa agrees and hereby assigns all right, title and interest in any derivative works including enhancements, new software modules or product options (collectively such future versions of the Licensed Software and any derivative works including enhancements, new software modules or product options shall be referred to as "Future Development Work(s)").

10.       MISCELLANEOUS.

         10.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of HKSAR Hong Kong. This Agreement is prepared and executed in the English language only and any translation of this Agreement into any other language shall have no effect.

         10.2 ATTORNEYS FEES. In the event any proceeding or lawsuit is brought by SSWA or Seratosa in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

         10.3 ARBITRATION. Choice of Forum and Venue. Each party to this Agreement shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules.  The parties further agree that the language to be used for any pre-arbitral referee procedures and for the arbitration will be English, and that the Parties shall mutually agree as to the location where any of the foregoing proceedings shall take place.  Notwithstanding any other provision of this Agreement, either party shall be entitled to seek injunctive or other provisional relief from any court of competent jurisdiction at any time prior to, during or after any pre-arbitral referee procedure or arbitration proceeding initiated under this Section 10.

SERATOSA, INC.

SSWA Software Ltd.

/s/ James Wang

/s/ Brian Chen

James Wang

Brian Chen

President & CEO

CEO